FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.


                         $1,060,380,830 (Approximate)


               FIRST UNION NATIONAL BANK - CHASE MANHATTAN BANK

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-C2

                            UNDERWRITING AGREEMENT

                                                            May 11, 1999



Chase Securities Inc.
First Union Capital Markets Corp.
J.P. Morgan Securities Inc.
c/o Chase Securities Inc.
270 Park Avenue
New York, New York  10017

Dear Sirs:

          First Union Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Company"), proposes to issue its Commercial Mortgage Pass-Through Certificates, Series 1999-C2 (the "Certificates"), in 18 classes (each, a "Class") as designated in the Prospectus Supplement (as defined below). The Company further proposes to sell to the Underwriters named in
Schedule II hereto, for whom Chase Securities Inc. ("CSI") and First Union Capital Markets Corp. ("FUCMC" and, together with CSI, the "Representatives") are acting as representatives, the Certificates set forth in Schedule I hereto (the "Underwritten Certificates") in the respective original principal and notional amounts set forth in Schedule I. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") primarily consisting of a segregated pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by first liens on the borrowers' fee or leasehold interests in multifamily and commercial properties (the "Mortgaged Properties"). The Trust Fund will be created, the Certificates will be issued and the Mortgage Pool will be serviced and administered pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), to be dated as of the Cut-off Date among the Company, First Union National Bank, as master servicer (the "Master Servicer"), Banc One Mortgage Capital Markets, LLC, as special servicer (the "Special Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Certain of the Mortgage Loans (the "Chase Manhattan Mortgage Loans") are owned, as of the date hereof, by The Chase Manhattan Bank ("Chase Manhattan") and the remainder of the Mortgage Loans (the "First Union Mortgage Loans") are owned by First Union National Bank ("First Union", and together with Chase Manhattan, the "Mortgage Loan Sellers"). The Mortgage Loans will be acquired by the Company, on or before the Closing Date (as hereinafter defined), pursuant to (i) in the case of the Chase Manhattan Mortgage Loans, a mortgage loan purchase agreement (the "Chase Manhattan Mortgage Loan Purchase Agreement"), dated as of May 1, 1999, between the Company and Chase Manhattan, and (ii) in the case of the First Union Mortgage Loans, a mortgage loan purchase agreement (the "First Union Mortgage Loan Purchase Agreement" and together with the Chase Manhattan Mortgage Loan Purchase Agreement, the "Purchase Agreements"), dated as of May 1, 1999, between First Union National Bank and the Company. The Underwritten Certificates and the Mortgage Pool are described more fully in Schedule I hereto and in a registration statement furnished to you by the Company. The purpose of this Agreement is to confirm the arrangements with respect to your purchase of the Underwritten Certificates.

          Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

          1. Representations and Warranties. (I) The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-62671) on Form S-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Underwritten Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement to the prospectus dated May 11, 1999 (the "Prospectus Supplement") to the prospectus dated May 11, 1999 (the "Basic Prospectus"), relating to the Underwritten Certificates and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Underwritten Certificates and the Mortgage Pool to be set forth therein. Such registration statement (No. 333-62671), including all exhibits thereto, is referred to herein as the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Underwritten Certificates, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a), is hereinafter called a "Preliminary Prospectus". If so stated in the Prospectus, the Company will file with the Commission within fifteen days of the issuance of the Underwritten Certificates a report on Form 8-K ("8-K") setting forth specific information concerning the Mortgage Pool and the Underwritten Certificates to the extent that such information is not set forth in the Prospectus
Supplement. As used herein, "Pool Information" means the mortgage pool information reflected in the Master Tape and the Prospectus Supplement. The "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Report on Applying Agreed-Upon Procedures dated May 11, 1999 and rendered by KPMG LLP (a "hard copy" of which Master Tape was produced on behalf of the Depositor and the Mortgage Loan Sellers).

          (b) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with (i) information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use in the Registration Statement and the Prospectus (such information being identified in Section 8(b)), or (ii) the Mortgage Loan Seller Covered Information (as defined in Section 8 hereof).

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with full power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

          (d) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

          (e) This Agreement has been duly authorized, executed and delivered by the Company, and each of the Pooling and Servicing Agreement and the Purchase Agreements, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company; and this Agreement constitutes, and the Purchase Agreements and the Pooling and Servicing Agreement, when so executed and delivered will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement, the Pooling and Servicing Agreement or the Purchase Agreements that purport to provide indemnification from securities law liabilities.

          (f) As of the Closing Date, the Underwritten Certificates and the Pooling and Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Underwritten Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (g) As of the Closing Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus, and on the Closing Date the representations and warranties of the Company with respect to the Mortgage Loans contained in the Pooling and Servicing Agreement will be true and correct in all material respects.

          (h) The Company is not in violation of its certificate of incorporation or by-laws and is not in breach, violation or default under any agreement, indenture or instrument the effect of which breach, violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Purchase Agreements, or the Pooling and Servicing Agreement. Neither the issuance and sale of the Underwritten Certificates, nor the execution and delivery by the Company of this Agreement, the Purchase Agreements, or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          (i) There is no action, suit or proceeding against or investigation of the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i)
asserting the invalidity of this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Underwritten Certificates, (ii) seeking to prevent the issuance of the Underwritten Certificates or the consummation of any of the transactions contemplated by this Agreement, the Purchase Agreements, or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Underwritten Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Underwritten Certificates as described in the Prospectus.

          (j) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

          (k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Underwritten Certificates pursuant to this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Underwritten Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

          (l) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (m) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement or the execution, delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

          (n) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan, free and clear of any pledge, mortgage, lien, security interest or other encumbrance.

          (o) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Underwritten Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (p) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Underwritten Certificates and the sale of the Underwritten Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Underwritten Certificates and not as a pledge of assets to secure debt. The consideration received by the Company upon the sale of the Underwritten Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Underwritten Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Underwritten Certificates to the Underwriters and the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Company is not selling the Underwritten Certificates to the Underwriters or transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

          (q) At the Closing Date, the respective classes of Underwritten Certificates shall have been assigned ratings no lower than those set forth in
Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (individually and collectively, the "Rating Agency").

          (r) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

          (II) Each Underwriter represents and warrants to the Company that, as of the date hereof and as of the Closing Date, with respect to all Computational Materials and ABS Term Sheets, if any, provided by such Underwriter to the Company pursuant to Section 4(b)(iv), such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth or otherwise referred to in the Computational Materials or ABS Term Sheets or in the Prospectus Supplement or the Preliminary Prospectus Supplement, and provided that the underlying data regarding the Mortgage Loans, and the related Mortgagors and Mortgaged Properties contained in the Prospectus Supplement or provided to the Underwriters by or at the direction of the Mortgage Loan Sellers or the Company is accurate and complete in all material respects).

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Representatives and the Representatives agree, severally and not jointly, to purchase from the Company, at the applicable purchase prices set forth in Schedule I hereto, the respective principal and notional amounts of the Underwritten Certificates set forth opposite the name of CSI and FUCMC set forth in Schedule II hereto, and any additional portions of the Underwritten Certificates that any such Underwriter may be obligated to purchase pursuant to Section 10, in all cases plus accrued interest as set forth in Schedule I. The Company hereby appoints J.P. Morgan Securities Inc. ("J.P. Morgan") as its agent to assist CSI and FUCMC in connection with the offering of the Underwritten Certificates. J.P. Morgan hereby agrees to use its best efforts to secure offers to purchase the Underwritten Certificates. The Representatives shall have sole discretion in connection with the acceptance of offers for the Underwritten Certificates. J.P. Morgan, CSI and FUCMC are collectively referred to herein as the "Underwriters." As compensation for its services in connection with the sale of the Underwritten Certificates, the Company agrees to pay J.P. Morgan an amount equal to 0.083598% of the aggregate principal amount of the Underwritten Certificates (other than the Class IO Certificates). The compensation set forth in the second proceeding sentence will be due and payable to J.P. Morgan on the Closing Date.

          3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made in the manner, at the location(s), on the date and at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as the Representatives shall designate), which date and time may be changed by agreement between the Representatives and the Company or as provided in
Section 10 hereof (such date and time of delivery and payment for the Underwritten Certificates being herein called the "Closing Date"). Delivery of the Underwritten Certificates shall be made through the facilities of The Depository Trust Company ("DTC"), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters through the Representatives of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Representatives. Each Class of Underwritten Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (New York City time) on the Closing Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC.

          The Company agrees to have the Underwritten Certificates, including the global Certificates representing the Underwritten Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging by the Representatives in New York, New York, not later than the close of business (New York City time) on the business day preceding the Closing Date.

          References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Underwritten Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

          4. Offering by Underwriters.

          (a) It is  understood  that the  Underwriters  propose  to offer the
Underwritten Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates which are not "mortgage related securities" as defined in the 1934 Act (as defined below). Each of the Underwriters therefore covenants and agrees with the Company that sales of the Class C, Class D, Class E and Class F Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

          (b) Each Underwriter may prepare and provide to prospective investors certain Computational Materials, Structural Term Sheets or Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:

          (i) Such Underwriter shall comply with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 25, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

          (ii) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared and delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets that have been prepared for and delivered to prospective investors by or at the direction of such Underwriter.

          (iii) All Computational Materials and ABS Term Sheets provided to prospective investors shall bear a legend in a form previously approved by the Company or its counsel.

          (iv) Such Underwriter shall not distribute any such Computational Materials or ABS Term Sheets unless the forms and methodology thereof are in accordance with this Agreement. Such Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5(g), copies of all Computational Materials and ABS Term Sheets. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (iv) must be provided to the Company (a) in paper or electronic format and (b) not later than 1:00 p.m. (New York City time) on a business day that is not less than one business day before filing thereof is required pursuant to the terms of the No-Action Letters.

          (v) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been reasonably determined by the Company or the Underwriters to contain any material error or omission, provided that the Company will file Computational Materials or ABS Term Sheets that contain a material error or, when read together with the Prospectus, a material omission if clearly marked (A) "superseded by materials dated ____________ __" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated ___________ __, as corrected", or (B) if the material error or omission is to be corrected in the Prospectus, "superseded by materials contained in the Prospectus." If, within the period during which the Prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless the material error or omission was corrected in the Prospectus) the
     Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission.

          (vi) In the event of any delay in the delivery by such Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (iv) above that directly results in the Company's failure to file such Computational Materials or ABS Term Sheets in accordance with the No-Action Letters notwithstanding the Company's best efforts to file such materials, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(g) to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (vii) Computational Materials and ABS Term Sheets may be distributed by the Underwriter through electronic means in accordance with SEC Release No. 33-7233 (the "Release").

          5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

          (a) The Company will not file any amendment to the Registration Statement or any supplement to the Basic Prospectus relating to or affecting the Underwritten Certificates, unless the Company has furnished a copy to you for your review prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Prospectus Supplement to be filed with the Commission pursuant to said Rule 424. The Company promptly will advise you or counsel for the Underwriters (i) when the Prospectus Supplement shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus Supplement or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto which shall have become effective on or prior to the Closing Date or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph
(a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

          (c) The Company will furnish to you and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and each such amendment and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of any Preliminary Prospectus Supplement, the Prospectus Supplement and the Basic Prospectus and any amendments and supplements thereto as you may reasonably request. The Company will file with the Commission within 15 days of the issuance of the Underwritten Certificates a report on Form 8-K (the "8-K") setting forth specific information concerning the Underwritten Certificates and the Mortgage Pool to the extent that such information is not set forth in the Prospectus.

          (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

          (e) The Company will pay, or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Underwritten Certificates; the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Underwritten Certificates under state securities or "blue sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Underwritten Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement, the preparation and printing of this Agreement and the delivery to the Underwriters of such copies of the Basic Prospectus and each Preliminary Prospectus Supplement, if any, and Prospectus Supplement as you may reasonably request; and the fees of each Rating Agency that is rating the Underwritten Certificates. Except as provided above or in Section 7, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the purchase and sale of the Underwritten Certificates.

          (f) The Company will enter into the Pooling and Servicing Agreement on or prior to the Closing Date, will enforce the rights of the Underwriters as third party beneficiaries thereunder as set forth in Section 11.09 thereof and will not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

          (g) The Company shall, as to itself, and the Company, or pursuant to the Pooling and Servicing Agreement the Trustee, will be required to, as to the Trust Fund, satisfy and comply with all reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder. The Company will also file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets provided to the Company by an Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets by the Company, each Underwriter must materially comply with its obligations pursuant to Section 4(b) to the extent not dependent on any action by the Company. The Company shall file any corrected Computational Materials and ABS Term Sheets described in Section 4(b)(vi) as soon as practicable following receipt thereof, but in any case shall use its best efforts to file any such corrected materials within the time requirements of the No-Action Letters.

          6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter hereunder to purchase its allocated share of the
Underwritten Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act;

          (b) You shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriters, a favorable opinion, dated the Closing Date, as to such matters regarding the Underwritten Certificates as you may reasonably request;

          (c) The Company shall have delivered to you a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date;
(ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened and (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.;

          (d) You shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of North Carolina, dated not earlier than 10 days prior to the Closing Date;

          (e) You shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph 6(d) above which has affected the good standing of the Company under the laws of the State of North Carolina. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement and the Pooling and Servicing Agreement;

          (f) You shall have received from Brown & Wood, special counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

          (i) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Basic Prospectus, the Prospectus Supplement and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and such counsel has no reason to believe that (A) the Registration Statement (which, for purposes of this clause, shall be deemed not to include any exhibits filed therewith), or any amendment thereto, at the time it became effective, contained or, as of the date of such opinion, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that (B) the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no opinion);

          (ii) To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement, as amended, or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, as amended, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

          (iii) To the best knowledge of such counsel, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Underwritten Certificates, (c) seeking to prevent the issuance of the Underwritten Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement, the Purchase Agreements or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement, the Purchase Agreements or the Underwritten Certificates;

          (iv) Each of this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company, and each of this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement constitutes a valid, legal, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purports to provide indemnification from securities law liabilities;

          (v) The Underwritten Certificates, when duly and validly executed, authenticated and delivered in the manner contemplated in the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

          (vi) The statements set forth in the Prospectus Supplement under the headings "Description of the Certificates" and "Servicing of the Mortgage Loans" and in the Basic Prospectus under the headings "Description of the Certificates" and "Description of the Pooling Agreements", insofar as such statements purport to summarize certain provisions of the Underwritten Certificates and the Pooling and Servicing Agreement, are true and correct in all material respects;

          (vii) The statements set forth in the Basic Prospectus and the Prospectus Supplement under the headings "Material Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects with respect to those consequences or aspects that are discussed;

          (viii) Any Class of Underwritten Certificates will be "mortgage related securities", as defined in Section 3(a)(41) of the 1934 Act, so long as such Certificates are rated "AAA" or "AA" (or its equivalent) by at least one nationally recognized statistical rating organization;

          (ix) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act and neither the Company nor the Trust Fund is required to be registered under the Investment Company Act;

          (x) No consent, approval, authorization or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein or in the Pooling and Servicing Agreement, except (A) such as have been obtained under the 1933 Act, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Underwritten Certificates by the Underwriters, as to which such counsel need express no opinion; and (C) any recordation of the assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement that has not yet been completed;

          (xi) Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986 (the "Code"), the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, the Class A-1, Class A-2, Class IO, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, and Class N Certificates will be the "regular interests" in REMIC III, and the Class R-III Certificates will be the sole class of "residual interests" in the REMIC III; and

          (xii) The Certificates conform in all material respects to the description thereof contained in the Prospectus; and the Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus.

          With respect to such opinion, such counsel may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement; may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; may qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of North Carolina and the corporation law of the State of Delaware; and may, to the extent deemed necessary by such counsel, rely on the opinion of counsel in the regular employ of the Company or any affiliate of the Company or independent North Carolina counsel. Such counsel shall also confirm that the Underwriters may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to any Rating Agency as if addressed to the Underwriters and dated the Closing Date;

          (g) You shall have received from James Powers, or such other counsel for the Company reasonably satisfactory to you, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

          (i) The Company is a corporation in good standing under the laws of the State of North Carolina and has the corporate power and authority to enter into and perform its obligations under this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement;

          (ii) No consent, approval, authorization or order of the State of North Carolina is required for the consummation by the Company of the transactions contemplated herein or in the Pooling and Servicing Agreement; and

          (iii) Neither the issuance and sale of the Underwritten Certificates, nor the execution or delivery of or performance under this Agreement or the Pooling and Servicing Agreement, nor the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any State of North Carolina or federal statute or regulation applicable to the Company, or, to the knowledge of such counsel, any order of any State of North Carolina or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company;

          (h) You shall have received from KPMG LLP, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the following effect:

          (1) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless non-material deviations are otherwise noted in such letter; and

          (2) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (1) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter;

          (i) You shall have received written confirmation from the Rating Agency that the Underwritten Certificates have been assigned the rating or ratings specified in Schedule I hereto, which rating or ratings shall not have been withdrawn;

          (j) You shall have received with respect to the Trustee a good standing or similar certificate from the Secretary of State of the state of its organization or, if not applicable, an appropriate federal official, dated not earlier than 30 days prior to the Closing Date;

          (k) You shall have received from the Secretary or an assistant secretary of the Trustee, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Trustee, signed the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated in the Pooling and Servicing Agreement or this Agreement was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents or certificates are their genuine signatures; (ii) the information under the heading "Description of the Certificates- The Trustee" in the Prospectus Supplement is true and correct in all material respects; and (iii) no event (including, without limitation, any act or omission on the part of the Trustee) has occurred since the date of the good standing or similar certificate referred to in paragraph 6(j) above which has affected the good standing of the Trustee under laws of the United States;

          (l) You shall have received from Kennedy Covington Lobdell & Hickman L.L.P. counsel for the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and counsel for the Underwriters, addressing such matters as you and such counsel may reasonably require for the purpose of enabling you and such counsel to pass upon the issuance and sale of the Underwritten Certificates as herein contemplated and related proceedings;

          (m) You shall have received with respect to the Master Servicer a good standing or similar certificate from the Office of the Comptroller of the Currency, dated not earlier than 30 days prior to the Closing Date;

          (n) You shall have received from the Secretary or an assistant secretary of the Master Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Master Servicer, signed the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated in the Pooling and Servicing Agreement and this Agreement was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures; (ii) the information relating to the Master Servicer under the heading "Servicing of the Mortgage Loans- The Master Servicer and Special Servicer" in the Prospectus Supplement, is true and correct in all material respects; and (iii) no event (including without limitation, any act or omission on the part of the Master Servicer) has occurred since the date of the good standing or similar certificate referred to in paragraph 6(m) above which has affected the good standing of the Master Servicer under the laws of the United States;

          (o) You shall have received from Mayer, Brown & Platt, counsel for the Master Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and counsel for the Underwriters, addressing such matters as you and such counsel may reasonably require for the purpose of enabling you and such counsel to pass upon the issuance and sale of the Underwritten Certificates as herein contemplated and related proceedings;

          (p) You shall have received with respect to the Special Servicer a good standing or similar certificate from the Secretary of State of the state of its organization or, if not applicable, an appropriate federal official, dated not earlier than 30 days prior to the Closing Date;

          (q) You shall have received from the Secretary or an assistant secretary of the Special Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Special Servicer, signed the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated in the Pooling and Servicing Agreement was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures; (ii) the information relating to the Special Servicer under the heading "Servicing of the Mortgage Loans- The Master Servicer and Special Servicer" in the Prospectus Supplement, is true and correct in all material respects; and (iii) no event (including without limitation, any act or omission on the part of the Special Servicer) has occurred since the date of the good standing or similar certificate referred to in paragraph 6(p) above which has affected the good standing of the Special Servicer under the laws of the State of Maryland.

          (r) You shall have received from Akin, Gump, Strauss, Hauer & Feld L.L.P., counsel for the Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and counsel for the Underwriters, addressing such matters as you and such counsel may reasonably require for the purpose of enabling you and such counsel to pass upon the issuance and sale of the Underwritten Certificates as herein contemplated and related proceedings;

          (s) Each of the Purchase Agreements shall have been executed and delivered by the parties thereto;

          (t) You shall have received from each Mortgage Loan Seller and its officers all such certificates as may be required to be delivered thereby under the related Purchase Agreement;

          (u) You shall have received from James Powers, or such other counsel for First Union reasonably satisfactory to you, written confirmation that the Underwriters may rely, as of the date rendered, on any opinion or opinions of such counsel required to be delivered under the Purchase Agreements or addressed to any Rating Agency, in each case as if such opinion were addressed to the Underwriters;

          (v) You shall have received (A) from Brown & Wood, special counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, with respect to the transfer of the First Union Mortgage Loans from First Union to the Company and with respect to the transfer of the Chase Manhattan Mortgage Loans from Chase Manhattan to the Company; and (B) all other opinions delivered to the Rating Agencies in connection with the transactions contemplated hereby; and

          (w) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto, including, without limitation, the Pooling and Servicing Agreement and the Purchase Agreements, shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Underwritten Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Certificates.

          8. Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (2) any error in the information supplied to the Underwriters relating to the Mortgage Loans other than information contained in the Preliminary Prospectus Supplement or the Prospectus Supplement (the "Collateral Information"); provided that such Collateral Information is used in a manner not inconsistent with the 1933 Act; provided, further, that no indemnity shall be provided if the Collateral Information was corrected and such corrected materials were supplied to the Underwriters at least 24 hours prior to the dissemination of the materials with respect to which such loss, liability, claim, damage or expense was incurred; and provided further, that the foregoing indemnity with respect to the Basic Prospectus or any Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such
     Underwriter) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Underwritten Certificates if such untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus Supplement is eliminated or remedied in the Prospectus and delivered to the Underwriters at least 24 hours prior to the Closing Date and, if required by law, a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect information subject to the provisions of Section 7 of each of the related Purchase Agreements (the "Mortgage Loan Seller Covered Information"); provided that the indemnification provided by this Section 8 shall apply notwithstanding the preceding proviso, to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and Annex A to the Prospectus Supplement, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or the information provided by the related Mortgage Loan Seller was not represented accurately in the Master Tape, the Preliminary Prospectus Supplement or the Prospectus Supplement;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter or, if more than one Underwriter is involved, by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above; and

     agrees to reimburse each such Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, claim, damage and expense; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (as specified in Section 8(b) below) furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

          (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto); in addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims and damages as incurred arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in any ABS Term Sheets or Computational Materials which, when read together with any Preliminary Prospectus Supplement and the Prospectus Supplement, was required to be stated therein or necessary to make the statements therein not misleading; provided, that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Mortgagors or Mortgaged Properties provided by or at the direction of the Company or any Mortgage Loan Seller to such Underwriter; and provided, further, that any such ABS Term Sheets or Computational Materials were prepared by such Underwriter and distributed by such Underwriter. It is hereby acknowledged that (i) the statements set forth in the first sentence of the last paragraph on the cover of the Prospectus Supplement, (ii) the statements in the fourth, sixth and ninth paragraphs under the caption "Method of Distribution" in the Prospectus Supplement and (iii) the statements in any Computational Materials and ABS Term Sheets delivered by the Underwriters to the Company for filing with the Commission pursuant to this Agreement and the No-Action Letters, constitute the only written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

          (c)  Each  indemnified  party  shall  give  notice  as  promptly  as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Company is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          (d) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

          (e) Each Underwriter, severally but not jointly, will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred that arise out of or are based upon (i) any untrue statement of material fact contained in any Computational Materials or ABS Term Sheets developed by such indemnifying Underwriter or any member of its selling group, in connection with the Underwritten Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 4(b) hereof, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, claim, damage or expense; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement of material fact arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loan Seller Covered Information; provided that the indemnification provided by this Section 8 shall apply notwithstanding the preceding proviso, to the extent that such untrue statement of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and Annex A to the Prospectus Supplement, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or the information provided by the related Mortgage Loan Seller was not represented accurately in the Master Tape, the Preliminary Prospectus Supplement or the Prospectus Supplement. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

          9. Contribution.

          (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is insufficient in respect of any losses, liabilities, claims or damages referred to therein, the Company and the
Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable consideration appropriate under the circumstances). The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall any Underwriter be obligated to contribute more than its share of underwriting discounts and commissions pertaining to the Underwritten Certificates. For purposes of this Section 9, and notwithstanding anything to the contrary in this Agreement, each Representative shall be deemed to have received underwriting discounts and commissions equal to 0.246% of the initial principal amount of the Underwritten Certificates purchased by it. It is hereby acknowledged that the respective Underwriters' obligations under this
Section 9 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter's directors, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          (b) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 8 or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 8 and this
Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

          10. Default by a Representative. If any one or more Representatives shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Representative or Representatives hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Underwritten Certificates which such defaulting Representative agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except as provided in Section 11 or Section 12. In the event of a default by any Representative as set forth in this Section 10, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding ten business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Representative of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9, and shall survive delivery of the Underwritten Certificates to the Representatives.

          12. Termination of Agreement; Survival.

          (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates, or (iii) if trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended or materially limited, or if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 12 (c).

          (c) The provisions of Section 5(e) regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement.

          13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to each of Chase Securities Inc. at 270 Park Avenue, 9th Floor, New York, New York 10017, Attention: Steven Schwartz, Managing Director, First Union Capital Markets Group at One First Union Center, DC6, Charlotte, North Carolina 28288-1075, Attention: Craig M. Lieberman, First Union-Chase Manhattan Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2 and J.P. Morgan Securities Inc. at 60 Wall Street, New York, New York 10260-0060, Attention: Commercial Mortgage Finance Trading Desk; and notices to the Company shall be directed to it at First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28288-0166, attention of President; or, in either case, such other address as may hereafter be furnished by either the Representative or the Company to the other such party in writing.

          14. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          15. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                         Very truly yours,

                                         FIRST UNION COMMERCIAL MORTGAGE
                                            SECURITIES, INC.


                                         By:  /s/ Craig M. Lieberman
                                              ----------------------------
                                         Name:    Craig M. Lieberman
                                         Title:   Vice President


The foregoing  Agreement is hereby
confirmed and accepted as of the
date first above written.


CHASE SECURITIES INC.

By: /s/ Steven Z. Schwartz
   -------------------------------
Name:  Steven Z. Schwartz
Title: Managing Director


FIRST UNION CAPITAL MARKETS CORP.

By: /s/ William W. Ingram
    ------------------------------
Name:  William W. Ingram
Title: Managing Director


J.P. MORGAN SECURITIES INC.

By: /s/ Brian Baker
   -------------------------------
Name:  Brian Baker
Title: Vice President

                                  SCHEDULE I
                                  ----------

Underwriting Agreement dated May 11, 1999:

          As used in this Schedule I, the term "Registration Statement" refers to registration statement No. 333-62671 filed by the Company on Form S-3 and declared effective on January 8, 1999. The term "Basic Prospectus" refers to the form of prospectus in the Registration Statement or such later form as most recently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term "Prospectus Supplement" refers to the supplement dated May 11, 1999 to the Basic Prospectus, relating to the mortgage pass-through certificates being sold pursuant to the Underwriting Agreement (the "Underwritten Certificates").

Mortgage Pool:

          Approximately 223 commercial mortgage loans, having an aggregate principal balance, after giving effect to payments of principal due on or before the "Cut-off Date", which, for 168 of the Mortgage Loans, or approximately 57.20% of the Cut-Off Date Pool Balance, is May 1, 1999, and for 55 of the Mortgage Loans, or approximately 42.80% of the Cut-Off Date Pool Balance, is May 10, 1999, of approximately $1,181,484,821 (the "Initial Pool Balance"), and otherwise complying in all material respects with the description thereof set forth in the Prospectus Supplement.

Title, Purchase Price and Description of Underwritten Certificates:

          First Union-National Bank-Chase Manhattan Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C2, Class A-1, Class A-2, Class IO, Class B, Class C, Class D, Class E and Class F.



                                 Initial            Pass                                           Purchase
     Designation          Aggregate Certificate     Through            Fitch/Moody's                  Price
     -----------           Principal Balance        Rate                 Rating               Percentage(1) (2)
                            -----------------        ----                 ------               -----------------


A-1                              $203,500,000       6.36%                  AAA/Aaa              100.871%
A-2                           $623,747,967(3)       6.65%                   AAA/Aaa             101.4983%
IO                                 (4)                (5)                 AAA/Aaa                 4.909%
B                                 $47,260,093        6.80%                   AA/Aa2             101.4944%
C                                 $62,028,874        6.94%(6)                 A/A2              101.4998%
D                                 $14,768,779        7.06%(6)                A-/A3              101.4986%
E                                 $41,352,582           (7)                 BBB/Baa2             99.9695%
F                                 $17,722,535           (7)                BBB-/Baa3             93.5833%



--------------------

(1)   By each of  Chase Securities Inc. and First Union Capital Markets Corp.

(2) There shall be added to the purchase price for each Class of Underwritten Certificates accrued interest, if any, at the initial Pass-Through Rate for such Class from May 1, 1999 up to, but not including, the Closing Date.

(3) Approximately $50 million of the Initial Certificate Principal Balance of the Class A-2 Certificates is expected to be sold on the Closing Date in an arms-length transaction directly from the Company to First Union and will not be included in the definition of "Underwritten Certificates". The Initial Certificate Principal Balance of the Class A-2 Certificates set forth in the above table has been reduced by such amount to be sold directly to First Union.

(4) The Class IO Certificates will not have a Certificate Principal Balance nor will they entitle the holders thereof to receive distributions of principal. Approximately 42.0% (by notional amount) of the Class IO Certificates is expected to be sold on the Closing Date in an arms-length transaction directly from the Company to First Union and will not be included in the definition of "Underwritten Certificates".

(5) The Pass-Through Rate applicable to the Class IO Certificates for each Distribution Date will equal the excess, if any, of the "Weighted Average Net Mortgage Rate", defined as the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of the related Collection Period) for such Distribution Date over the weighted average Pass-Through Rates then applicable to the Classes of Sequential Pay Certificates.

(6) The Pass-Through Rate applicable to the Class C and Class D Certificates as of each Distribution Date will equal the lesser of the rate set forth in the above table and the applicable Weighted Average Net Mortgage Rate for such Distribution Date.

(7)   The  Pass-Through  Rate  applicable  to  the  Class  E  and  Class  F
      Certificates on each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 0.10%.


Credit Support and Other Terms and Conditions of the Underwritten Certificates:
As described in the Prospectus Supplement.

Closing Time, Date and Location: 10:00 a.m. (New York City time) on May 24, 1999 at the offices of Brown & Wood, One World Trade Center, New York, New York 10048; except that delivery of the Underwritten Certificates shall be made through the facilities of The Depository Trust Company.

Initial Public Offering Price: The Underwritten Certificates will be offered to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                  SCHEDULE II

                   Underwriting Agreement dated May 11, 1999



                                     Approximate Aggregate Principal or Notional       Approximate Aggregate Principal or
                                    Amount of Certificates to be Purchased by CSI     Notional Amount of Certificates to be
              Class                                                                            Purchased by FUCMC
----------------------------------- ---------------------------------------------- --------------------------------------------


            Class A-1                                $91,310,901                                  $112,189,099
           Class A-2(1)                             $279,877,096                                  $343,870,871
           Class IO(2)                              $307,353,159                                  $377,629,322
             Class B                                 $21,205,709                                   $26,054,384
             Class C                                 $27,832,493                                   $34,196,381
             Class D                                 $6,626,784                                    $8,141,995
             Class E                                 $18,554,995                                   $22,797,587
             Class F                                 $7,952,141                                    $9,770,394


--------------------

(1) Approximately $50 million of the Initial Certifcate Principal Balance of the Class A-2 Certificates is expected to be sold on the Closing Date in an arms-length transaction directly from the Company to First Union. The approximate aggregate principal amount of Class A-2 Certificates to be purchased by FUCMC has been reduced by such amount to be sold directly to First Union.

(2) Approximately 42.0% (by notional amount) of the Class IO Certificates is expected to be sold on the Closing Date in an arms-length transaction directly from the Company to First Union. The approximate aggregate notional amount of Class IO Certificates to be purchased by FUCMC has been reduced by such amount to be sold directly to First Union.